UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 2006


                              ENHANCE BIOTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                        000-31653              95-4766094
(State or other jurisdiction of   (Commission file number)     (IRS Employer
       incorporation)                                        Identification No.)


             631 United Drive Suite 200 Durham, North Carolina 27713
               (Address of principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (919) 806-1806


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, the registrant and its wholly-owned subsidiary Ardent Pharmaceuticals, Inc. (collectively, the "Sellers") entered into an Asset Purchase Agreement (the "Agreement") with Mount Cook BioSciences, Inc. (the "Purchaser") and consummated the transactions contemplated in the Agreement pursuant to which the Sellers sold, and the Purchaser acquired, all right, title and interest in and to all of the Sellers' assets, including patents (the "Patents"), intellectual property, regulatory filings and preclinical and clinical data, related to certain opioid Delta receptor technology owned by the Sellers (the "Acquired Assets") and assumed certain of the Sellers' liabilities. The purchase price for the Acquired Assets was (a) up to approximately $1.8 Million in cash, payable $312,656 at Closing and the balance at various future intervals upon the achievement of certain commercial and clinical milestones,
(b) an annual royalty payment for the life of the Patents based on the Net Sales by the Purchaser, its affiliates and its licensees of any product covered by one or more valid claims of the Patents and (c) up to 487,541 shares of the Purchaser's Common Stock (the "Shares"), one-half of which was issued at the Closing and the other half of which is issuable at various future intervals upon the achievement of certain clinical milestones. With respect to (c) above, the number of Shares is subject to upward adjustment based on the fair market value of the Shares at the time of the completion of the Purchaser's initial public offering.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

On May 18, 2006, the registrant also entered into a Stockholders Agreement (the "Stockholders Agreement) with the Purchaser and Lindsay A. Rosenwald, M.D, the controlling shareholder of the entity that controls the Purchaser, for the purpose, among others, of limiting the manner and terms by which the Shares (as well as those of Rosenwald) may be transferred. The Stockholders Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Stockholders Agreement is qualified in its entirety by reference to such exhibit.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On May 22, 2006, the registrant issued a press release announcing the consummation of the transactions with the Purchaser contemplated by the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

10.1 Asset Purchase Agreement dated May 18, 2006 by and between Mount Cook BioSciences, Inc. as Purchaser and Enhance Biotech, Inc. and Ardent Pharmaceuticals, Inc. as Sellers

10.2 Stockholders Agreement dated as of May 18, 2006 by and among Mount Cook BioSciences, Inc., Dr. Lindsay A. Rosenwald, M.D. and Enhance Biotech, Inc.

99.1  Press release dated May 22, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006                           ENHANCE BIOTECH, INC.


                                             By: /s/ Chris Every
                                                 -----------------------
                                                 Chris Every
                                                 Chief Executive Officer




                                  Exhibit Index

Exhibit No.    Description
-----------    -----------
10.1           Asset Purchase Agreement dated May 18, 2006 by and between Mount
               Cook BioSciences, Inc. as Purchaser and Enhance Biotech, Inc. and
               Ardent Pharmaceuticals, Inc. as Sellers***
10.2           Stockholders Agreement dated as of May 18, 2006 by and among
               Mount Cook BioSciences, Inc., Dr. Lindsay A. Rosenwald, M.D. and
               Enhance Biotech, Inc.
99.1           Press release dated May 22, 2006

----------------
*** Certain portions of the Asset Purchase Agreement have been omitted pursuant to a request for confidential treatment.